Exhibit 99.1



     Corporate Contact:
     Shaul Menachem
     Chief Executive Officer
     Limco-Piedmont Inc.
     918-445-4300


LIMCO-PIEDMONT INC. ANNOUNCES THE APPOINTMENT OF TWO EXECUTIVES TO SERVE AS PRESIDENTS OF THE COMPANY'S TWO OPERATING SUBSIDIARIES

     o    Rami Sharon to succeed Natan Blau as President of Limco Airepair Inc.
     o Ehud Netivi to serve as President of Piedmont Aviation Component Services LLC

Tulsa, Oklahoma, October 18, 2007 -- Limco-Piedmont Inc. (NASDAQ: LIMC) today announced that it has named Rami Sharon as President of its Limco Airepair Inc. subsidiary and Ehud Netivi as President of its Piedmont Aviation Component Services LLC subsidiary. Mr. Sharon will succeed Natan Blau who has submitted his resignation to the Company and will pursue new business opportunities.

Mr. Sharon has over 20 years of experience in the management of manufacturing businesses. Prior to joining Limco Airepair, Mr. Sharon served as V.P. Operations of Talla-Com Industries, a U.S.- based subsidiary of Tadiran Communications, a designer and manufacturer of rugged wireless communications systems and computing devices for both military and commercial use. Before that, Mr. Sharon served as V.P. Operations of the Risco Group Companies, Inc., a provider of IP-based integrated security solutions, and as V.P. Operation, Service and Customer Support of Creo Ltd, a provider of direct imaging solutions for the PCB industry that was acquired by Eastman Kodak. He also held management positions at IBM Ltd. (Israel), Scitex Corp, and as senior buyer with the Israeli Ministry of Defense. Mr. Sharon holds a B.Sc. degree in Engineering from Ben Gurion University and a M.B.A. from Adelphi University.

Mr. Netivi has over 30 years experience in the aerospace industry, serving in various managerial roles with Israel Aircraft Industries. Mr. Netivi served as Production Manager, Business Development and Marketing Director, and General Manager of several IAI subsidiaries. Most recently, Mr. Netivi served as Business Development and Marketing Director of IAI International, located in St. Louis, Missouri. Mr. Netivi holds a B.A. degree in Economics from Bar Ilan University.



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"We are pleased to welcome Rami and Ehud to the Limco-Piedmont team," said Shaul
Menachem, Chief Executive Officer of Limco-Piedmont. "Their expertise and broad managerial experience with successful companies will be invaluable assets to our management team as we continue to implement our growth strategy of expanding the scope of our MRO services, increasing our international sales, pursuing acquisition opportunities and increasing our cross-selling efforts."

Mr. Menachem continued, "We would like thank Natan for his contributions to our company."

About Limco -Piedmont Inc.

Limco-Piedmont Inc. provides maintenance, repair and overhaul, or MRO, services and parts supply services to the aerospace industry. Limco-Piedmont's four Federal Aviation Administration certified repair stations provide aircraft component MRO services for airlines, air cargo carriers, maintenance service centers and the military. Limco-Piedmont specializes in MRO services for components of aircraft, such as heat transfer components, auxiliary power units, propellers, landing gear and pneumatic ducting. In conjunction with Limco-Piedmont's MRO services, Limco-Piedmont is also an original equipment manufacturer of heat transfer equipment for airplane manufacturers and other related products. Limco-Piedmont's parts services division offers inventory management and parts services for commercial, regional and charter airlines and business aircraft owners.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, general business conditions in the airline industry, changes in demand for our services and products, the timing and amount or cancellation of orders, the price and continuity of supply of component parts used in our operations, and other risks detailed from time to time in our filings with the Securities Exchange Commission, including our Quarterly Report on Form 10-Q. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statement.